Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements of ITC^DeltaCom, Inc. (the “Company”) give effect to the Company’s acquisition by merger (the “merger”) of BTI Telecom Corp. (“BTI”) and the other transactions contemplated by the agreement and plan of merger, dated as of July 2, 2003, as amended, among the Company, a subsidiary of the Company, BTI and the WCAS securityholders listed on the signature pages thereof (the “Merger Agreement”), including the sale by the Company of 350,000 shares of the 8% Series B convertible redeemable preferred stock of the Company (the “Series B preferred stock”). The Company has accounted for the merger as a “purchase” in accordance with generally accepted accounting principles. BTI is treated as the acquired corporation for these purposes and BTI’s assets, liabilities and other items have been adjusted to their estimated fair value at the completion of the merger and combined with the historical book values of the assets and liabilities of the Company.

The unaudited pro forma combined balance sheet is presented as if the merger and the other transactions contemplated by the Merger Agreement had occurred on September 30, 2003. The unaudited pro forma combined statements of operations, which assume that the merger and the other transactions contemplated by the Merger Agreement had occurred on January 1, 2002, combine the Company’s consolidated statement of operations data for the year ended December 31, 2002 and the nine months ended September 30, 2003 with the BTI consolidated statements of operations data for the year ended December 31, 2002 and for the nine months ended September 30, 2003. The unaudited pro forma combined financial statements are not necessarily indicative of the operating results or financial position of the combined company if the merger and the other transactions contemplated by the Merger Agreement had been consummated as of the dates indicated or of the results that the combined company may attain in the future.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2003

(All amounts in thousands)

	(A) ITC^DeltaCom as reported September 30, 2003	(B) BTI as reported September 30, 2003	(C) Pro Forma Adjustments		(A) + (B) + (C) (D) As adjusted
Current Assets:
Cash and cash equivalents	$33,599	$6,087	$22,879	(a)	$52,904
			(5,911	)(d)
			(3,750	)(c)
Restricted cash	19,682	470			20,152
Accounts receivable:
Customer	57,209	25,075			82,284
Affiliate	286	—			286
Inventory	5,488	—			5,488
Prepaid expenses and other current assets	5,645	5,256			10,901

Total current assets	121,909	36,888	13,218		172,015

Property, Plant & Equipment	396,501	115,998	11,493	(d)	523,992

Other Long Term Assets:
Goodwill			32,455	(c)	32,455
Intangible assets, net	23,548		(1,887	)(c)	21,661
Other assets	5,480	25,922	(3,725	)(c)	16,184
			7,487	(d)
			(18,980	)(d)

Total other long term assets	29,028	25,922	15,350		70,300

Total assets	$547,438	$178,808	$40,061		$766,307

Current Liabilities:
Accounts payable:
Trade	$46,460	$23,420	$(5,911	)(d)	$63,969
Construction	1,794	—			1,794
Accrued interest	483	761			1,244
Accrued compensation	4,637	—			4,637
Unearned revenue	15,157	13,729			28,886
Other current liabilities	18,706	3,729	9,000	(c)	31,435
Current portion of other long-term liabilities	4,269	—			4,269
Current portion of long-term-debt and capital lease obligation	10,719	4,478			15,197

Total current liabilities	102,225	46,117	3,089		151,431

Long Term Liabilities:
Other long term liabilities	4,713	28,113	(23,129	)(c)	9,697
Long term debt and capital lease obligations	189,068	212,064	(105,160	)(c)	295,972

Total long term liabilities	193,781	240,177	(128,289)		305,669

Convertible Redeemable Preferred Stock	26,593	453,205	27,454	(a)	54,047

			(453,205	)(b)

Stockholders’ Equity:
Common stock	448	2,447	71	(c)	519
			(2,447	)(b)
Additional paid-in-capital	238,799	—	25,480	(c)	264,279
Warrants outstanding	2,122	33,584	4,770	(c)	6,892
			(33,584	)(b)
Deficit	(16,530)	(596,722)	596,722	(b)	(16,530)

Total stockholders’ equity	224,839	(560,691)	591,012		255,160

Total liabilities and stockholders’ equity	$547,438	$178,808	$40,061		$766,307

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2003

(All amounts in thousands, except share amounts)

(a)	Represents the sale at the merger closing of 350,000 shares of the Series B preferred stock (face value of $35,000) to some of the WCAS securityholders for $27,454 in cash, after reimbursement for working capital advances of $7,546. The WCAS securityholders consist of Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Capital Partners III, L.P., WCAS Information Partners, L.P. and their affiliates and related parties that signed the Merger Agreement. The Company also agreed to reimburse BTI for certain direct merger costs totaling $4,575.

(b)	Represents the elimination of the historical shareholders’ equity and preferred stock of BTI.

(c)	The Company’s purchase price for the merger has been calculated as follows:

50,000 shares of the Company’s common stock issued to the BTI common and preferred shareholders at an estimated price of $3.65 per share	$183
6,950,000 shares of the Company’s common stock issued to the WCAS securityholders at an estimated price of $3.65 per share for the fair value of outstanding BTI indebtedness that was owed to the WCAS securityholders and surrendered to BTI at the merger closing date	25,368
3,000,000 warrants to purchase 3,000,000 shares of the Company’s common stock issued at the merger closing date to the WCAS securityholders with an estimated fair value of $1.59 per warrant for the fair value of outstanding BTI indebtedness that was owed to the WCAS securityholders and surrendered to BTI at the merger closing date	4,770
Direct merger transaction costs	$12,050

Total Purchase Price	$42,371

The purchase price has been allocated as follows:

	Historical Net Book Value	Reclassification (d)	Adjustment	Fair Value
Current Assets	$36,888	$(5,911)		$30,977
Property, plant and equipment	115,998	11,493		127,491

Customer relationships	—		5,000	5,000	(1)
Trade names	—		600	600	(2)
Deferred financing costs	—	7,487	(7,487)	—	(3)

Total Intangibles	—	7,487	(1,887)	5,600

Other assets	25,922	(18,980)		6,942
Goodwill	—		32,455	32,455
Current liabilities	(46,117)	5,911	(9,000)	(49,206	)(4)
Long-term debt	(212,064)		105,160	(106,904	)(5)
Other long-term liabilities	(28,113)		23,129	(4,984	)(6)

Total Purchase Price				$42,371

(1)	Based on the preliminary allocation of the purchase price, the Company, through an independent valuation, determined the value of customer relationships acquired to be $5,000. The Company has initially determined the useful life of customer relationships to be five years.
(2)	Based on the preliminary allocation of the purchase price, the Company, through an independent valuation, determined the value of trade names acquired to be $600. The Company has initially determined the useful life of trade names to be indefinite.
(3)	Deferred financing costs were associated with the long-term debt of BTI that was held by the WCAS securityholders. Because the long-term debt was settled in conjunction with the issuance of 6,950,000 shares of the Company’s common stock and warrants to purchase an additional 3,000,000 shares of common stock, these deferred financing costs have no continuing value.
(4)	Represents the value of liabilities acquired in conjunction with the merger that were previously unrecorded.
(5)	Represents the value of the long-term debt of BTI that was held by the WCAS securityholders and settled in conjunction with the issuance of 6,950,000 shares of the Company’s common stock and warrants to purchase an additional 3,000,000 shares of common stock
(6)	Represents the writeoff of deferred revenue reflected on the BTI as reported balance sheet as of September 30, 2003 in connection with the valuation of the future contractual performance obligations of BTI under dark fiber leases, which are considered de minimis.

(d)    Represents reclassifications to the BTI as reported balance sheet as of September 30, 2003 to reflect checks released as cash and cash equivalents and to reflect other assets as intangible assets and property, plant and equipment.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For Nine Months Ended September 30, 2003

(All amounts in thousands, except share amounts)

	(A)	(B)	(C)		(A) + (B) + (C)
	ITC^DeltaCom	BTI			(D)
	as reported for the period ended September 30, 2003	as reported for the period ended September 30, 2003	Pro forma adjustments		As adjusted
Operating revenues	$309,641	$174,281	$(859	)(f)	$483,063
Cost of services	153,151	97,053			250,204

Gross margin	156,490	77,228	(859)		232,859

Operating expenses:
Selling, operations and administration	113,587	72,593			186,180
Depreciation and amortization	43,265	30,540	750	(d)	58,216
			(1,312	)(e)
			(15,027	)(g)
Merger-related costs	—	7,320			7,320
Stock based deferred compensation	663	—			663
Asset impairment loss	—	94,430	(94,430	)(h)	—

Total operating expenses	157,515	204,883	(110,019)		252,379

Operating loss	(1,025)	(127,655)	109,160		(19,520)

Other income:
Interest expense	(10,310)	(16,776)	10,375	(c)	(16,711)
Interest income	294	46			340
Other expense, net	—	—			—

Total other expense, net	(10,016)	(16,730)	10,375		(16,371)

Loss before income taxes	(11,041)	(144,385)	119,535		(35,891)
Income tax expense	—	—			—

Net loss	(11,041)	(144,385)	119,535		(35,891)

Preferred stock dividends and accretion	(2,280)	(20,173)	20,173	(b)	(4,946)
			(2,666	)(a)

Net loss applicable to common stockholders	$(13,321)	$(164,558)	$137,042		$(40,837)

Basic and diluted net loss per common share	$(0.30)	$(1.77)			$(0.79)

Basic and diluted weighted average common shares outstanding	44,843,567	92,742,000	7,000,000	(f)	51,843,567

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For Year Ended December 31, 2002

(All amounts in thousands, except share amounts)

	(A)	(B)	(A) + (B)	(D)	(E)		(C)+(D)+(E)
	ITC^DeltaCom	ITC^DeltaCom	(C)				(F)
	as reported for the ten month period ended October 31, 2002	as reported for the two month period ended December 31, 2002	ITC^DeltaCom combined for the year ended December 31, 2002	BTI as reported for the year ended December 31, 2002	Pro forma adjustments		As adjusted
Operating revenues	$352,897	$65,569	$418,466	$250,705	$(1,107	)(f)	$668,064
Cost of services	164,920	30,021	194,941	144,768			339,709

Gross margin	187,977	35,548	223,525	105,937	(1,107)		328,355

Operating expenses:
Selling, operations and administration	136,472	27,108	163,580	106,380			269,960
Depreciation and amortization	105,696	9,002	114,698	47,387	1,000	(d)	134,681
					(1,740	)(e)
					(26,664	)(g)
Stock based deferred compensation	223	—	223	—			223
Special charges	—	—	—	—			—

Total operating expenses	242,391	36,110	278,501	153,767	(27,404)		404,864

Operating loss	(54,414)	(562)	(54,976)	(47,830)	26,297		(76,509)

Other income:
Interest expense	(35,704)	(2,350)	(38,054)	(19,730)	9,886	(c)	(47,898)
Interest income	349	216	565				565
Other expense, net	(289)	—	(289)	(152)			(441)

Total other expense, net	(35,644)	(2,134)	(37,778)	(19,882)	9,886		(47,774)

Loss before reorganization items	(90,058)	(2,696)	(92,754)	(67,712)	36,183		(124,283)
Reorganization items	60,792		60,792				60,792

Loss from continuing operations	(29,266)	(2,696)	(31,962)	(67,712)	36,183		(63,491)

Discontinued operations:
Loss from operations of discontinued divisions	—	—	—	(317)			(317)
Gain from disposal of discontinued divisions	—	—	—	3			3

Loss before income taxes	(29,266)	(2,696)	(31,962)	(68,026)	36,183		(63,805)
Income taxes	—	—	—	—			—
Net loss	(29,266)	(2,696)	(31,962)	(68,026)	36,183		(63,805)

Preferred stock dividends and accretion	(4,210)	(514)	(4,724)	(23,988)	23,988	(b)	(8,279)
					(3,555	)(a)

Net loss applicable to common stockholders	$(33,476)	$(3,210)	$(36,686)	$(92,014)	$56,616		$(72,084)

Basic and diluted net loss per common share	$(0.54)	$(0.07)	$(0.62)	$(0.99)			$(1.09)

Basic and diluted weighted average common shares outstanding	62,364,000	44,750,000	59,428,333	92,676,000	7,000,000	(i)	66,428,333

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For Nine Months Ended September 30, 2003 and

Year Ended December 31, 2002

(All amounts in thousands, except share amounts)

(a)	Represents dividends and the accretion of the discount on the Series B preferred stock as follows:

	Year ended December 31, 2003	Nine months ended September 30, 2003
Preferred dividends at an annual rate of 8%	$2,800	$2,100
Accretion of discount	755	566

	$3,555	$2,666

(b)	Represents the elimination of preferred stock dividends, including accretion of discount, on BTI’s redeemable preferred stock of $23,988 for the year ended December 31, 2002 and $20,173 for the nine months ended September 30, 2003.

(c)	Represents the elimination of historical interest expense on indebtedness of BTI owing to the WCAS securityholders of $9,886 for the year ended December 31 2002 and $10,375 for the nine months ended September 30, 2003.

(d)	Represents an adjustment to amortization expense of $1,000 for the year ended December 31, 2002 and $750 for the nine months ended September 30, 2003 based on preliminary estimates of the fair value of BTI’s intangible assets and expected useful lives as follows:

Asset Category	Balance at January 1, 2002	Balance at September 30, 2003	Remaining Useful Life
Customer Relationships	$5,000	$5,000	5

(e)	Represents the elimination of amortization of deferred financing costs of $1,740 for the year ended December 31, 2002 and $1,312 for the nine months ended September 30, 2003.

(f)	Represents the elimination of revenue related to BTI dark fiber leases of $1,107 for the year ended December 31, 2002 and $859 for the nine months ended September 30, 2003. See note (c)(6) to unaudited pro forma combined balance sheet as of September 30, 2003.

(g)	Represents an adjustment to depreciation and amortization expense as a result of a reduction in the carrying value of property, plant and equipment based upon preliminary estimates of the fair value of BTI’s assets at the date of acquisition and a reassessment of the expected useful lives as follows:

Asset Category	Remaining Useful Life
Switching equipment	7
Other equipment	4 - 6
Fiber assets	12
Line installations	5
Leasehold improvements	10

(h)	Represents the reversal of the asset impairment loss of BTI which would not have been recorded if the fair values and lives of property, plant and equipment determined under the purchase method of accounting had been applied as of the beginning of the periods presented rather than during the second quarter of 2003, when the actual impairment occurred.

(i)	Adjusted basic and diluted net loss and loss from continuing operations per common share have been calculated by dividing pro forma net loss available to common stockholders by the Company’s historical weighted average common shares outstanding adjusted for shares of the Company’s common stock issued in the merger. The shares of the Company’s common stock issuable upon exercise of the warrants and upon conversion of the Series B preferred stock issued to the WCAS securityholders, as well as all common stock equivalents of the Company, have not been included in diluted earnings per share as they are antidilutive for all periods presented. The following table shows the adjustment calculation for earnings per share:

	Year ended December 31, 2002	Nine months ended September 30, 2003
Historical weighted average shares outstanding	44,750,000	44,843,567
Common shares issued in the merger to:
Common and preferred shareholders of BTI	50,000	50,000
WCAS securityholders (as holders of specified indebtedness of BTI)	6,950,000	6,950,000

Adjustment	7,000,000	7,000,000